SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2004

CHARTER ONE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15495	34-1567092

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1215 Superior Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)

(216) 566-5300
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since report)

CONSOLIDATED STATEMENTS OF INCOME
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
SELECTED STATISTICAL DATA
AVERAGE BALANCE SHEET, YIELDS AND COSTS
LOAN AND LEASE ACTIVITY
ALLOWANCE FOR LOAN AND LEASE LOSSES
NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES
LOAN AND LEASE PORTFOLIO
NONPERFORMING AND UNDERPERFORMING ASSETS

ITEM 12.    Results of Operations and Financial Condition

On January 20, 2004, the Registrant issued the following earnings release for the quarterly period ended December 31, 2003:

News Release

CONTACT:   ELLEN BATKIE   (800) 262-6301

CHARTER ONE REPORTS 4th QTR EPS OF $.69, UP 10%

Highlights for the quarter ended 12/31/03:

•	Net earnings of $.69 per share, up 10% over 4Q 2002

•	Opened 26 banking centers, bringing 12-month total to 118 de novo locations

•	Deposit-related revenue up 16% over 4Q 2002; 20% adjusted for MasterCard debit card settlement

•	Retail consumer checking accounts up an annualized 8% in 4Q 2003, 10% in the year

•	Noninterest-bearing deposits (excluding custodial balances) up annualized 27% in 4Q 2003

•	Non-single family lending portfolio up annualized 15% in 4Q 2003

•	Permanent single-family loans and MBSs down $1.4 billion in 4Q 2003, $3.4 billion since 6/30/03

CLEVELAND, Ohio, January 20, 2004 — Charter One Financial, Inc. (NYSE:CF), the holding company of Charter One Bank, N.A., today reported net income of $158.2 million for the three months ended December 31, 2003, or $.69 per diluted share. This was up 9.5% from $.63 in diluted earnings per share reported in the year ago quarter.

Net income for the quarter generated annualized returns of 1.46% on average assets, 19.24% on average equity, and 22.31% on average tangible equity. In the year ago quarter, the returns were 1.40% on average assets, 19.11% on average equity and 22.18% on average tangible equity.

For the 12 months ended December 31, 2003, the Company reported record net income of $630.9 million, or $2.74 per diluted share, which was up 12% from $2.45 per diluted share for 2002. Returns for the year ended December 31, 2003 were 1.45% on average assets, 19.45% on average equity, and 22.51% on average tangible equity. Comparable returns for 2002 were 1.47% on average assets, 19.38% on average equity, and 22.31% on average tangible equity

“During the fourth quarter we continued the considerable progress we’ve made throughout the year in building the franchise value of Charter One,” commented Charles John Koch, Charter One’s Chairman and Chief Executive Officer. “Our primary goals for the year included an aggressive de novo banking center initiative, shifting our deposit emphasis toward non-interest bearing accounts, generating strong retail revenue growth, and increasing the non-single family portfolios. We believe the outstanding success we have had places us among the best performing retail consumer banks in the country. These strong results, coupled with an extraordinary mortgage production year, enabled us to accomplish another important strategic objective, namely the reduction of our residential mortgage exposure and resultant interest rate risk. This effort resulted in reducing that exposure by $3.4 billion in the second half of the year.”

Net interest income and net yield — Net interest income was $289.2 million for the three months ended December 31, 2003, up 1.4% from the previous quarter and down 3.2% from the year ago quarter. Net yield on interest-earning assets was 2.84% during the fourth quarter of 2003, 2.80% during the third quarter of 2003, and 3.07% during the fourth quarter of 2002.

Retail banking revenue — Retail banking revenue totaled $102.6 million for the three months ended December 31, 2003, up 14.9% from the comparable 2002 quarter. The most significant driver of the increase was deposit-related revenue, which totaled $89.6 million, up 15.5% over the year ago quarter and up 8.4% from the third quarter of 2003. The fourth quarter of 2003 reflected reduced revenue from debit card transactions that resulted from the MasterCard settlement earlier this year. The settlement, which went into effect August 1, 2003, reduced fourth quarter revenue by approximately $3.8 million and 2003 revenue by approximately $6.0 million, or roughly $.02 per share. Without that reduction, fourth quarter 2003 deposit-related revenue would have been up 20.4% over the fourth quarter of 2002, and the year 2003 would have posted an 18.2% increase over 2002. The other components of retail banking revenue include fees from retail brokerage activities ($9.1 million, up 8.5% from the year ago quarter), and other revenue related to retail operations ($3.9 million, up 17.0%).

Mortgage banking revenue — The mortgage banking category includes revenue associated with Charter One’s mortgage banking operations, adjusted by the amortization and valuation adjustments related to its mortgage servicing rights asset (“MSR”). During the fourth quarter, MSR-related adjustments reduced revenue by $5.7 million as the Company recognized an impairment in the value of its MSR. The total mortgage banking revenue, excluding MSR-related adjustments, was $8.9 million in the fourth quarter of 2003, down from $17.2 million in the year ago quarter. The reduction was due primarily to the significant decrease in mortgage production during the fourth quarter of 2003. The portfolio serviced for others totaled $16.9 billion at December 31, 2003, and carried a weighted average coupon of 6.12%. The related MSR is now 1.05% of the portfolio at $177 million. With an average servicing spread of 36 basis points, that translates into an MSR valuation of 2.9 times the servicing spread.

Net gains — During the fourth quarter of 2003, the Company reported net gains of $63.3 million. This included $59 million in gains from the sale of $2.6 billion of mortgage-backed securities. As of December 31, 2003, there were approximately $35 million unrealized pretax gains in the mortgage-backed securities portfolio.

Leasing operations — Other income from leasing operations was $1.7 million in the fourth quarter of 2003, compared with a loss of $4.6 million in the fourth quarter of 2002. Adjustments to residual values reduced revenue by $1.7 million in the fourth quarter of 2003 and by $4.0 million in the fourth quarter of 2002.

Operating expenses — Administrative expenses totaled $217.8 million in the three months ended December 31, 2003, up 11.8% from the previous quarter and up 23.2% from the year ago quarter. Due to the continued success of the retail checking account programs and other franchise enhancing initiatives, the Company elected to spend significantly more marketing dollars ($24.0 million in the fourth quarter of 2003 versus $9.8 million in the year ago quarter) to support these continuing efforts. The higher level of expenses also included operating 131 more banking centers than a year earlier (a 28% increase in locations). Additionally, the fourth quarter expenses included approximately $7 million in items related to adjusting the size of the mortgage operation for the significant reduction in production; these items included severance costs resulting from head-count reduction and overall excess capacity which was not reduced until January 2004. Sequentially, comparing the fourth quarter of 2003 with the third quarter of 2003, the most significant increases were in state taxes ($4 million) and costs associated with excess mortgage capacity. The efficiency ratio was 46.61% for the fourth quarter of 2003, compared to 41.84% for the third quarter of 2003 and 39.25% for the fourth quarter of 2002.

Lending portfolio growth — Loans and leases before reserves totaled $28.6 billion at December 31, 2003, up an annualized 3% in the quarter. This growth occurred notwithstanding $1.2 billion in loans securitized during the quarter. Absent securitizations, the overall portfolio would have been up an annualized 20% during the fourth quarter and up 35% during the year. Non-single family loans totaled $19.8 billion at December 31, 2003, up $719 million in the quarter, for a 15% annualized growth. The non-single family growth was led by a three-month increase of $492 million (9.9%, 39% annualized) in retail consumer loans (principally home equity lines and loans), and $81 million (12%, 48% annualized) in the small business component of corporate banking. Small business loans now total $757 million of the $1.7 billion corporate banking portfolio, up 49% from $508 million at the end of 2002.

Mortgage-backed securities available for sale — Mortgage-backed securities available for sale totaled $10.2 billion at December 31, 2003, down $884 million during the quarter and $1.3 billion during the year. At December 31, 2003, the portfolio was comprised of 94% in fixed-rate securities with a duration of approximately 3.5 years, and 6% in floating-rate securities.

Deposits — “At the beginning of this year, we indicated we would emphasize noninterest-bearing checking growth, as opposed to total deposits as in previous years,” Mr. Koch stated. “The result was a net growth in retail noninterest-bearing deposits of over $700 million, up 48% on the year, far exceeding all our expectations. That translates into a solid increase in franchise value. What makes this most impressive is that nearly all the growth is coming through retail consumer and small business accounts.”

Total deposits totaled $27.2 billion at December 31, 2003, down $843 million in the fourth quarter. The decrease resulted from a $470 million decrease in CDs and a $365 million decrease in custodial balances. Core deposits (checking, money market and savings accounts) accounted for $16.9 billion, or 62% of the total. Excluding custodial balances, noninterest-bearing deposits totaled $2.2 billion at December 31, 2003, up $137 million, or an annualized 27%, in the fourth quarter and up $709 million, or 48%, in 2003. Custodial balances totaled $355 million at December 31, 2003, $719 million at September 30, 2003, and $721 million at December 31, 2002.

The push into small business banking continued to post impressive results during the fourth quarter. Business deposits, which are included in core deposits, increased to $2.1 billion at December 31, 2003, up $84 million, or 4% (17% annualized), during the three-month period, and up $859 million, or 69% for the year.

Finally, the retail sales force focused intensely on net growth in the number of checking accounts in 2003. Charter One ended the fourth quarter with 1,465,000 checking accounts, up from

1,435,300 accounts at September 30, 2003 (8% annualized growth rate) and 1,332,400 accounts at the end of 2002 (10% growth rate).

Retail expansion update — During 2003, Charter One initiated an aggressive de novo expansion plan. The initiative has led to 118 net new banking centers since the end of 2002 (excluding 13 added in the June acquisition of Advance Bancorp), with 26 opened during the fourth quarter. In-store banking centers represented 96 of the banking centers opened this year, with 15 of those being opened in the fourth quarter. Charter One’s in-store franchise now includes 146 banking centers, or 25% of its retail network. Results to date continue to exceed our expectations, with in-store locations consistently breaking even in six to nine months. The Company expects additional expansion during 2004, looking to open approximately 125 additional banking centers, including 73 in-store locations.

Credit quality and allowance for loan losses — Net charge-offs during the fourth quarter of 2003 totaled $23 million, or .32% of average loans and leases (annualized), down from .37% in the third quarter of 2003 and .38% in the fourth quarter of 2002. The allowance for loan and lease losses totaled $384 million at December 31, 2003, which was 1.34% of total loans and leases at December 31, 2003, and represented almost four years of coverage to fourth quarter annualized levels.

At December 31, 2003, nonperforming assets totaled $206 million or .73% of loans, leases and collateral owned, up from $189 million or .67% at September 30, 2003. Underperforming assets (including nonperforming assets, troubled debt restructuring and loans delinquent 90 days and still accruing) totaled $251 million or .89% of loans, leases and collateral owned, compared to $240 million or .85% at September 30, 2003. The increase during the quarter was attributable to two commercial real estate loans in the Company’s footprint, both of which are well secured.

Stock repurchase update — On April 23, 2002, the Company authorized a new repurchase program that permits the repurchase of 10% of its outstanding shares, or approximately 22 million shares. The Company repurchased 984,000 shares under the authorization during the fourth quarter of 2003 at an average cost of $31.17 per share, and 7.6 million shares at an average cost of $31.03 per share during the 12 months ended December 31, 2003. As of December 31, 2003, the total repurchased under the current authorization was 15.6 million shares at an average cost of $31.00 per share, leaving approximately 6 million shares remaining under the program.

Company profile — Charter One has $43 billion in total assets, making it one of the 25 largest bank holding companies in the country. The Bank has nearly 600 banking center locations in Ohio, Michigan, New York, Illinois, Massachusetts, Vermont, Indiana, Connecticut and Pennsylvania. The Company’s diverse product set includes: consumer banking, indirect auto finance, commercial leasing, business lending, commercial real estate lending, mortgage banking, and retail investment products. For additional information, including press releases, investor presentations, committee charters, and reports filed with the SEC, investors are directed to Charter One’s web site: www.charterone.com.

The Company has scheduled a conference call to discuss quarterly and annual results, along with the outlook for 2004, for 10:00 a.m. eastern time on Wednesday, January 21, 2004. To participate in the call, dial (888) 428-4479 and ask for the Charter One 4th quarter earnings call. The call is available on a replay basis until January 28, 2004 by dialing (320) 365-3844, access code 714963. Alternatively, the call will be available through Charter One’s website, both on a live and a replay basis.

Forward-Looking Information
This release contains certain estimates of future operating trends for Charter One Financial, Inc., as well as estimates of financial condition and earnings, operating efficiencies, revenue creation, lending origination, loan sale volumes, charge-offs and loan loss provisions. These estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) revenue growth is lower than expected; (2) competitive pressures among depository institutions increase significantly; (3) changes in the interest rate environment reduce interest margins; (4) deterioration in the credit quality of the Company’s loan portfolio requires higher loss provisions; (5) general economic conditions, either nationally or in the states in which the Company does business, are less favorable than expected; (6) legislation or regulatory changes adversely affect the businesses in which the Company is engaged; and (7) ongoing geopolitical conflicts add unexpected stress on the economy or customer base. Other factors that may affect these statements are identified in previous filings with the Securities and Exchange Commission.

####

CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02

	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$376,741	$368,952	$367,602	$377,724	$418,711
Mortgage-backed securities:
Available for sale	118,903	129,695	154,490	149,311	131,821
Held to maturity	4,065	5,326	6,858	8,269	9,991
Investment securities:
Available for sale	3,590	3,563	3,297	3,043	2,969
Held to maturity	48	51	56	54	60
Other interest-earning assets	7,619	7,531	7,856	7,385	8,184

Total interest income	510,966	515,118	540,159	545,786	571,736

Interest expense:
Deposits	110,746	115,862	126,734	133,743	154,018
Federal Home Loan Bank advances	97,385	100,813	104,025	99,799	105,492
Other borrowings	13,678	13,185	13,969	13,203	13,627

Total interest expense	221,809	229,860	244,728	246,745	273,137

Net interest income	289,157	285,258	295,431	299,041	298,599
Provision for loan and lease losses	17,778	37,663	35,360	61,471	60,314

Net interest income after provision for loan and lease losses	271,379	247,595	260,071	237,570	238,285

Other income:
Retail banking	102,593	94,183	97,087	84,100	89,261
Mortgage banking	3,240	65,604	(23,895)	(27)	(1,992)
Leasing operations	1,668	(4,118)	(12,230)	(6,856)	(4,566)
Net gains	63,274	16,112	108,549	76,653	61,585
Bank owned life insurance and other	7,489	8,638	8,450	7,956	7,834

Total other income	178,264	180,419	177,961	161,826	152,122

Administrative expenses:
Compensation and employee benefits	101,612	92,582	90,790	87,056	81,827
Net occupancy and equipment	34,124	31,985	30,466	31,186	30,360
Marketing expenses	24,010	22,411	20,205	13,647	9,843
Federal deposit insurance premiums	1,066	1,118	1,125	1,142	1,142
Other administrative expenses	57,034	46,733	52,168	50,261	53,716

Total administrative expenses	217,846	194,829	194,754	183,292	176,888

Income before income taxes	231,797	233,185	243,278	216,104	213,519
Income taxes	73,583	74,036	77,241	68,613	67,793

Net income	$158,214	$159,149	$166,037	$147,491	$145,726

Basic earnings per share	$.71	$.71	$.74	$.66	$.65

Diluted earnings per share	$.69	$.69	$.72	$.64	$.63

Average common shares outstanding:
Basic	222,720,197	224,399,805	225,501,687	224,997,398	225,561,551

Diluted	228,809,671	230,661,929	231,095,694	230,460,847	231,502,688

Cash dividends declared per share	$.26	$.26	$.24	$.22	$.22

CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Twelve Months Ended

	12/31/03	12/31/02

	(Dollars in thousands,
	except per share data)
Interest income:
Loans and leases	$1,491,019	$1,671,843
Mortgage-backed securities:
Available for sale	552,399	519,821
Held to maturity	24,518	47,747
Investment securities:
Available for sale	13,493	11,495
Held to maturity	209	252
Other interest-earning assets	30,391	35,303

Total interest income	2,112,029	2,286,461

Interest expense:
Deposits	487,085	654,816
Federal Home Loan Bank advances	402,022	416,864
Other borrowings	54,035	44,951

Total interest expense	943,142	1,116,631

Net interest income	1,168,887	1,169,830
Provision for loan and lease losses	152,272	192,003

Net interest income after provision for loan and lease losses	1,016,615	977,827

Other income:
Retail banking	377,963	330,735
Mortgage banking	44,922	(18,495)
Leasing operations	(21,536)	(3,575)
Net gains	264,588	205,033
Bank owned life insurance and other	32,533	33,848

Total other income	698,470	547,546

Administrative expenses:
Compensation and employee benefits	372,040	321,167
Net occupancy and equipment	127,761	116,845
Marketing expenses	80,273	40,472
Federal deposit insurance premiums	4,451	4,563
Other administrative expenses	206,196	195,925

Total administrative expenses	790,721	678,972

Income before income taxes	924,364	846,401
Income taxes	293,473	268,733

Net income	$630,891	$577,668

Basic earnings per share	$2.82	$2.52

Diluted earnings per share	$2.74	$2.45

Average common shares outstanding:
Basic	224,404,772	229,302,385

Diluted	230,257,035	236,115,843

Cash dividends declared per share	$.98	$.83

CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02

	(Dollars in thousands, except per share data)
ASSETS
Cash and deposits with banks	$527,649	$526,534	$586,018	$507,726	$446,701
Federal funds sold and other	517	516	10,514	1,350,513	512

Total cash and cash equivalents	528,166	527,050	596,532	1,858,239	447,213
Investments securities:
Available for sale	273,260	270,511	336,126	227,137	210,095
Held to maturity	3,505	3,952	3,691	4,157	3,973
Mortgage-backed securities:
Available for sale	10,193,798	11,078,285	14,313,397	12,799,506	11,536,608
Held to maturity	251,449	292,336	362,768	445,207	540,781
Loans and leases, net	28,130,017	27,735,087	25,127,882	24,685,258	25,852,846
Loans held for sale	120,431	296,078	362,270	291,729	351,892
Bank owned life insurance	828,678	823,676	834,337	837,660	829,043
Federal Home Loan Bank and Federal Reserve Bank stock	705,244	700,170	694,073	679,339	681,923
Premises and equipment, net	404,086	391,615	375,256	355,084	353,730
Accrued interest receivable	140,857	147,254	153,346	149,989	154,962
Real estate and other collateral owned	36,643	48,198	40,220	42,106	42,980
Mortgage servicing rights	177,244	168,697	115,242	139,085	128,564
Goodwill	415,696	415,696	433,014	386,372	386,372
Other assets	418,992	380,647	386,785	347,735	375,090

Total assets	$42,628,066	$43,279,252	$44,134,939	$43,248,603	$41,896,072

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Checking accounts:
Interest-bearing	$5,666,346	$5,810,478	$6,493,279	$7,267,602	$7,460,530
Noninterest-bearing	2,532,616	2,760,848	2,656,047	2,385,243	2,189,903

Total checking accounts	8,198,962	8,571,326	9,149,326	9,652,845	9,650,433
Money market and savings accounts	8,686,356	8,686,491	8,475,706	8,207,576	8,157,534
Certificates of deposit	10,318,001	10,788,421	10,314,742	9,523,194	9,719,876

Total deposits	27,203,319	28,046,238	27,939,774	27,383,615	27,527,843
Federal Home Loan Bank advances	9,847,293	9,820,184	10,582,255	10,446,630	9,037,925
Federal funds purchased and repurchase agreements	269,319	62,716	51,399	52,496	283,912
Other borrowings	697,753	704,629	706,083	707,591	708,853
Advance payments by borrowers for taxes and insurance	61,054	50,768	58,593	46,706	23,595
Accrued interest payable	35,944	65,075	46,418	72,017	38,372
Accrued expenses and other liabilities	1,237,515	1,288,801	1,387,835	1,307,416	1,191,747

Total liabilities	39,352,197	40,038,411	40,772,357	40,016,471	38,812,247

Shareholders’ equity:
Preferred stock — $.01 par value per share; 20,000,000 shares authorized and unissued	—	—	—	—	—
Common stock — $.01 par value per share; 360,000,000 shares authorized; 229,940,729, 229,944,441, 229,946,762, 227,571,468 and 227,571,468 shares issued	2,299	2,299	2,299	2,276	2,276
Additional paid-in capital	2,280,335	2,274,947	2,270,580	2,197,388	2,193,095
Retained earnings	1,178,803	1,098,042	1,009,784	908,486	824,564
Less 6,767,285, 6,953,759, 3,851,660, 2,539,076 and 2,781,151 shares of common stock held in treasury at cost	(209,653)	(215,085)	(116,652)	(74,423)	(82,610)
Accumulated other comprehensive income	24,085	80,638	196,571	198,405	146,500

Total shareholders’ equity	3,275,869	3,240,841	3,362,582	3,232,132	3,083,825

Total liabilities and shareholders’ equity	$42,628,066	$43,279,252	$44,134,939	$43,248,603	$41,896,072

CHARTER ONE FINANCIAL, INC.
SELECTED STATISTICAL DATA
(unaudited)

	Three Months Ended

	12/31/03		9/30/03		6/30/03		3/31/03		12/31/02

Annualized returns and ratios based on net income:
Return on average assets	1.46%		1.46%		1.50%		1.38%		1.40%
Return on average equity	19.24		20.12		19.86		18.48		19.11
Average equity to average assets	7.58		7.25		7.55		7.46		7.35
Net interest income to administrative expenses	1.33	x	1.46	x	1.52	x	1.63	x	1.69	x
Administrative expenses to average assets	2.01%		1.79%		1.76%		1.71%		1.70%
Efficiency ratio(1)	46.61		41.84		41.14		39.77		39.25
Annualized return on average tangible equity(2)	22.31		23.59		22.74		21.29		22.18

(1)	Computed as the ratio of total administrative expenses to net interest income and total other income.

(2)	Computed as the ratio of net income, excluding the amortization of other intangible assets, to average tangible equity.

	Twelve Months Ended

	12/31/03		12/31/02

Returns and ratios based on net income:
Return on average assets	1.45%		1.47%
Return on average equity	19.45		19.38
Average equity to average assets	7.45		7.59
Net interest income to administrative expenses	1.48	x	1.72	x
Administrative expenses to average assets	1.82%		1.73%
Efficiency ratio(1)	42.34		39.54
Return on average tangible equity(2)	22.51		22.31

(1)	Computed as the ratio of total administrative expenses to net interest income and total other income.

(2)	Computed as the ratio of net income, excluding the amortization of other intangible assets, to average tangible equity.

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02

End of period capitalization:
Equity to assets	7.68%	7.49%	7.62%	7.47%	7.36%
Tangible equity to assets	6.63	6.45	6.56	6.50	6.36
Book value per share	$14.68	$14.53	$14.87	$14.36	$13.72
Tangible book value per share	12.67	12.52	12.81	12.50	11.86
Miscellaneous end-of-period data:
Number of employees (full-time equivalents)	7,804	7,765	7,703	7,198	6,997
Number of full-service branches	592	566	522	477	461
Number of loan production offices	33	27	28	26	26
Number of ATMs	969	956	953	918	913

CHARTER ONE FINANCIAL, INC.
AVERAGE BALANCE SHEET, YIELDS AND COSTS
(unaudited)

	Three Months Ended

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02

	(Dollars in thousands)
Average balance sheet data:
Interest-earning assets:
Loans and leases	$28,876,531	$26,993,081	$26,101,819	$25,851,471	$26,690,752
Mortgage-backed securities	10,849,575	12,732,102	14,405,655	13,137,545	11,218,473
Investment securities	265,043	286,497	260,634	210,920	212,698
Other interest-earning assets	715,197	723,721	839,597	762,760	725,937

Total interest-earning assets	40,706,346	40,735,401	41,607,705	39,962,696	38,847,860
Allowance for loan and lease losses	(396,096)	(379,527)	(360,448)	(327,090)	(292,981)
Noninterest-earning assets(1)	3,089,013	3,272,787	3,044,576	3,150,359	2,946,801

Total assets	$43,399,263	$43,628,661	$44,291,833	$42,785,965	$41,501,680

Interest-bearing liabilities:
Checking accounts	$5,716,427	$6,166,100	$6,951,974	$7,541,679	$6,801,571
Money market and savings accounts	8,736,844	8,545,286	8,332,278	7,929,274	8,579,110
Certificates of deposit	10,699,475	10,708,517	9,733,110	9,562,013	9,898,021

Total interest-bearing deposits	25,152,746	25,419,903	25,017,362	25,032,966	25,278,702
Federal Home Loan Bank advances	10,147,668	10,265,634	11,397,410	10,410,188	9,026,637
Other borrowings	925,641	871,430	874,062	866,495	945,945

Total interest-bearing liabilities	36,226,055	36,556,967	37,288,834	36,309,649	35,251,284

Noninterest-bearing liabilities:
Demand deposit accounts	2,505,876	2,615,262	2,308,993	2,017,036	2,024,854
Other noninterest-bearing liabilities	1,377,774	1,292,960	1,349,173	1,266,385	1,175,213

Total noninterest-bearing liabilities	3,883,650	3,908,222	3,658,166	3,283,421	3,200,067

Total liabilities	40,109,705	40,465,189	40,947,000	39,593,070	38,451,351
Shareholders’ equity	3,289,558	3,163,472	3,344,833	3,192,895	3,050,329

Total liabilities and shareholders’ equity	$43,399,263	$43,628,661	$44,291,833	$42,785,965	$41,501,680

Yields and costs during period:
Weighted average yield:
Loans and leases(2)	5.19%	5.46%	5.64%	5.86%	6.26%
Mortgage-backed securities	4.53	4.24	4.48	4.80	5.06
Investment securities	5.49	5.04	5.15	5.87	5.70
Other interest-earning assets	4.17	4.07	3.70	3.87	4.41
Total interest-earning assets	5.00	5.05	5.19	5.48	5.88
Weighted average cost(3):
Checking accounts	.88	.96	1.35	1.65	1.92
Money market and savings accounts	1.04	1.10	1.50	1.55	1.93
Certificates of deposit	2.79	2.86	2.97	3.09	3.19
Total interest-bearing deposits	1.75	1.81	2.03	2.17	2.42
Federal Home Loan Bank advances	3.80	3.89	3.66	3.88	4.64
Other borrowings	5.89	6.03	6.38	6.10	5.74
Total interest-bearing liabilities	2.43	2.49	2.63	2.75	3.07
Interest rate spread	2.57	2.56	2.56	2.73	2.81
Net yield on interest-earning assets	2.84	2.80	2.84	2.99	3.07

(1)	Includes mark-to-market adjustments on securities available for sale.

(2)	Excludes impact of related tax benefits.

(3)	Includes the annualized effect of interest rate risk management instruments.

CHARTER ONE FINANCIAL, INC.
AVERAGE BALANCE SHEET, YIELDS AND COSTS
(unaudited)

	Twelve Months Ended

	12/31/03	12/31/02

	(Dollars in thousands)
Average balance sheet data:
Interest-earning assets:
Loans and leases	$26,964,344	$25,647,597
Mortgage-backed securities	12,775,588	9,919,641
Investment securities	258,519	177,498
Other interest-earning assets	760,089	894,898

Total interest-earning assets	40,758,540	36,639,634
Allowance for loan and lease losses	(366,019)	(268,654)
Noninterest-earning assets(1)	3,137,119	2,877,215

Total assets	$43,529,640	$39,248,195

Interest-bearing liabilities:
Checking accounts	$6,587,872	$6,278,844
Money market and savings accounts	8,388,570	8,084,926
Certificates of deposit	10,180,355	10,054,727

Total interest-bearing deposits	25,156,797	24,418,497
Federal Home Loan Bank advances	10,553,712	8,233,376
Other borrowings	884,670	732,466

Total interest-bearing liabilities	36,595,179	33,384,339

Noninterest-bearing liabilities:
Demand deposit accounts	2,363,839	1,816,036
Other noninterest-bearing liabilities	1,326,714	1,066,934

Total noninterest-bearing liabilities	3,690,553	2,882,970

Total liabilities	40,285,732	36,267,309
Shareholders’ equity	3,243,908	2,980,886

Total liabilities and shareholders’ equity	$43,529,640	$39,248,195

Yields and costs during period:
Weighted average yield:
Loans and leases(2)	5.52%	6.52%
Mortgage-backed securities	4.52	5.72
Investment securities	5.30	6.62
Other interest-earning assets	3.94	3.89
Total interest-earning assets	5.17	6.24
Weighted average cost(3):
Checking accounts	1.24	2.12
Money market and savings accounts	1.29	2.15
Certificates of deposit	2.92	3.46
Total interest-bearing deposits	1.94	2.68
Federal Home Loan Bank advances	3.80	5.06
Other borrowings	6.10	6.12
Total interest-bearing liabilities	2.58	3.34
Interest rate spread	2.59	2.90
Net yield on interest-earning assets	2.87	3.19

(1)	Includes mark-to-market adjustments on securities available for sale.

(2)	Excludes impact of related tax benefits.

(3)	Includes the annualized effect of interest rate risk management instruments.

CHARTER ONE FINANCIAL, INC.
LOAN AND LEASE ACTIVITY
(unaudited)

	Three Months Ended

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02

	(Dollars in thousands)
Originations:
Real estate:
Permanent:
One-to-four family	$1,848,459	$3,896,869	$3,555,968	$3,095,718	$3,440,287
Multifamily	84,470	75,185	57,451	51,440	48,281
Commercial	92,383	124,806	60,226	90,213	62,335

Total permanent loans	2,025,312	4,096,860	3,673,645	3,237,371	3,550,903

Construction:
One-to-four family	45,304	62,180	53,537	35,556	40,674
Multifamily	84,815	30,371	7,613	19,283	40,408
Commercial	29,921	16,656	30,246	10,830	53,469

Total construction loans	160,040	109,207	91,396	65,669	134,551

Total real estate loans originated	2,185,352	4,206,067	3,765,041	3,303,040	3,685,454

Retail consumer	1,167,620	1,431,291	1,209,221	1,079,290	1,205,611
Automobile	719,738	909,477	1,026,245	981,114	916,539
Consumer finance	92,340	128,536	122,839	101,927	100,568
Leases	127,148	152,279	73,946	101,571	200,083
Corporate banking	582,832	443,732	473,677	448,326	451,915

Total loans and leases originated	4,875,030	7,271,382	6,670,969	6,015,268	6,560,170

Acquired through business combinations and purchases	3,058	2,737	403,324	3,765	4,316

Sales and principal reductions:
Loans sold	670,456	1,067,083	885,179	763,051	742,255
Loans exchanged for mortgage-backed securities	1,207,646	225,498	2,346,609	3,419,116	1,600,962
Principal reductions	2,744,598	3,447,925	3,260,094	3,025,830	3,587,423

Total sales and principal reductions	4,622,700	4,740,506	6,491,882	7,207,997	5,930,640

Increase (decrease) before net items	$255,388	$2,533,613	$582,411	$(1,188,964)	$633,846

	Twelve Months Ended

	12/31/03	12/31/02

	(Dollars in thousands)
Originations:
Real estate:
Permanent:
One-to-four family	$12,397,014	$10,554,142
Multifamily	268,546	157,166
Commercial	367,628	237,710

Total permanent loans	13,033,188	10,949,018

Construction:
One-to-four family	196,577	172,081
Multifamily	142,082	79,346
Commercial	87,653	164,577

Total construction loans	426,312	416,004

Total real estate loans originated	13,459,500	11,365,022

Retail consumer	4,887,422	4,091,298
Automobile	3,636,574	3,395,273
Consumer finance	445,642	285,920
Leases	454,944	521,096
Corporate banking	1,948,567	1,717,328

Total loans and leases originated	24,832,649	21,375,937

Acquired through business combinations and purchases	412,884	218,308

Sales and principal reductions:
Loans sold	3,385,769	2,394,524
Loans exchanged for mortgage-backed securities	7,198,869	6,667,082
Principal reductions	12,478,447	11,954,076

Total sales and principal reductions	23,063,085	21,015,682

Increase before net items	$2,182,448	$578,563

CHARTER ONE FINANCIAL, INC.
ALLOWANCE FOR LOAN AND LEASE LOSSES
(unaudited)

	Three Months Ended

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02

	(Dollars in thousands)
Allowance for loan and lease losses:
Balance, beginning of period	$389,355	$376,393	$355,926	$328,017	$292,800
Provision for loan and lease losses	17,778	37,663	35,360	61,471	60,314
Acquired through business combination	—	—	4,969	—	—
Loans and leases charged off:
One-to-four family	(686)	(655)	(1,036)	(670)	(1,127)
Commercial real estate	(419)	(474)	(253)	(500)	(144)
Retail consumer	(2,234)	(2,819)	(2,596)	(3,478)	(3,004)
Automobile	(16,794)	(15,869)	(13,628)	(16,450)	(15,941)
Consumer finance	(3,811)	(4,396)	(3,975)	(4,537)	(5,785)
Leases	—	—	(2,095)	(6,061)	(88)
Corporate banking	(5,018)	(6,610)	(2,652)	(7,245)	(5,799)

Total charge-offs	(28,962)	(30,823)	(26,235)	(38,941)	(31,888)

Recoveries:
One-to-four family	24	31	41	17	42
Commercial real estate	129	68	61	148	41
Retail consumer	380	1,044	548	433	588
Automobile	4,010	4,279	4,561	4,115	3,582
Consumer finance	264	329	235	105	191
Leases	253	228	606	393	1,897
Corporate banking	502	143	321	168	450

Total recoveries	5,562	6,122	6,373	5,379	6,791

Net loan and lease charge-offs	(23,400)	(24,701)	(19,862)	(33,562)	(25,097)

Balance, end of period	$383,733	$389,355	$376,393	$355,926	$328,017

Net charge-offs to average loans and leases (annualized)	.32%	.37%	.30%	.52%	.38%

	Twelve Months Ended

	12/31/03	12/31/02

	(Dollars in thousands)
Allowance for loan and lease losses:
Balance, beginning of period	$328,017	$255,478
Provision for loan and lease losses	152,272	192,003
Acquired through business combination	4,969	3,184
Loans and leases charged off:
One-to-four family	(3,047)	(5,802)
Commercial real estate	(1,646)	(1,352)
Retail consumer	(11,127)	(13,100)
Automobile	(62,741)	(78,965)
Consumer finance	(16,719)	(26,395)
Leases	(8,156)	(2,868)
Corporate banking	(21,525)	(16,612)

Total charge-offs	(124,961)	(145,094)

Recoveries:
One-to-four family	113	957
Commercial real estate	406	659
Retail consumer	2,405	1,834
Automobile	16,965	12,687
Consumer finance	933	524
Leases	1,480	2,327
Corporate banking	1,134	3,458

Total recoveries	23,436	22,446

Net loan and lease charge-offs	(101,525)	(122,648)

Balance, end of period	$383,733	$328,017

Net charge-offs to average loans and leases	.38%	.48%

CHARTER ONE FINANCIAL, INC.
NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES
(unaudited)

	Three Months Ended

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02

	(Dollars in thousands)
Average loans and leases:
Mortgage	$12,333,237	$11,481,071	$11,126,226	$11,083,170	$11,659,164
Retail consumer	5,346,225	4,535,869	4,329,896	4,510,460	5,264,728
Automobile	6,360,687	6,317,768	6,088,204	5,763,289	5,447,392
Consumer finance	1,079,984	1,055,588	1,023,295	995,653	980,524
Leases	2,196,592	2,116,646	2,127,384	2,145,022	2,085,474
Corporate banking	1,559,806	1,486,139	1,406,814	1,353,877	1,253,470

Total average loans and leases	$28,876,531	$26,993,081	$26,101,819	$25,851,471	$26,690,752

Net charge-offs (recoveries) to average loans and leases (annualized):
Mortgage	.03%	.04%	.04%	.04%	.04%
Retail consumer	.14	.16	.19	.27	.18
Automobile	.80	.73	.60	.86	.91
Consumer finance	1.31	1.54	1.46	1.78	2.28
Leases	(.05)	(.04)	.28	1.06	(.35)
Corporate banking	1.16	1.74	.66	2.09	1.71
Total	.32	.37	.30	.52	.38

LOAN AND LEASE PORTFOLIO
(unaudited)

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02

	(Dollars in thousands)
Loan and lease portfolio, net(1):
One-to-four family:
Permanent:
Fixed rate	$6,001,695	$6,737,463	$5,411,639	$5,506,314	$5,869,554
Adjustable rate	2,830,677	2,600,507	2,577,778	2,546,426	2,437,166
Construction	485,354	451,093	418,485	412,973	427,729

	9,317,726	9,789,063	8,407,902	8,465,713	8,734,449

Commercial real estate:
Multifamily	776,528	752,006	739,464	705,851	730,263
Commercial	1,193,377	1,181,362	1,148,073	1,058,610	1,024,840
Construction	521,680	528,628	536,330	496,106	506,178

	2,491,585	2,461,996	2,423,867	2,260,567	2,261,281

Consumer:
Retail	5,491,923	4,999,488	4,180,702	4,173,080	5,494,453
Automobile	6,364,703	6,376,830	6,247,964	5,934,502	5,606,329
Consumer finance	1,092,533	1,073,054	1,038,517	1,005,077	984,772

	12,949,159	12,449,372	11,467,183	11,112,659	12,085,554

Business:
Leases	2,195,418	2,166,350	2,104,713	2,125,905	2,133,468
Corporate banking	1,680,293	1,553,739	1,462,880	1,368,069	1,318,003

	3,875,711	3,720,089	3,567,593	3,493,974	3,451,471

Loans and leases before allowance for loan and lease losses	28,634,181	28,420,520	25,866,545	25,332,913	26,532,755
Allowance for loan and lease losses	(383,733)	(389,355)	(376,393)	(355,926)	(328,017)

Loans and leases, net(1)	$28,250,448	$28,031,165	$25,490,152	$24,976,987	$26,204,738

Portfolio of loans serviced for others	$16,877,169	$16,700,490	$18,948,077	$18,713,649	$16,893,609

(1) Includes loans held for sale.

CHARTER ONE FINANCIAL, INC.
NONPERFORMING AND UNDERPERFORMING ASSETS
(unaudited)

	12/31/03	9/30/03	6/30/03	3/31/03	12/31/02

	(Dollars in thousands)
Nonperforming assets:
Nonaccrual loans and leases:
Real estate mortgage loans:
One-to-four family	$23,301	$22,784	$25,723	$27,867	$27,904
Multifamily and commercial	33,692	11,333	16,764	5,591	5,369
Construction and land	25,161	22,974	27,483	8,015	9,885

Total real estate mortgage loans	82,154	57,091	69,970	41,473	43,158
Retail consumer	9,818	10,405	10,652	12,046	13,937
Automobile	—	—	—	—	—
Consumer finance	42,843	42,589	43,175	42,562	40,227
Leases	6,360	6,569	6,877	15,264	6,211
Corporate banking	28,408	25,078	35,595	42,068	39,098

Total nonaccrual loans and leases	169,583	141,732	166,269	153,413	142,631
Restructured real estate mortgage loans	474	481	488	494	501

Total nonperforming loans and leases	170,057	142,213	166,757	153,907	143,132
Real estate and other collateral owned	35,654	47,249	39,278	40,020	40,776

Total nonperforming assets	$205,711	$189,462	$206,035	$193,927	$183,908

Ratio of:
Nonperforming loans and leases to total loans and leases	.60%	.51%	.65%	.62%	.55%
Nonperforming assets to total assets	.48	.44	.47	.45	.44
Nonperforming assets to total loans, leases and real estate and other collateral owned	.73	.67	.81	.78	.70
Allowance for loan and lease losses to:
Nonperforming loans and leases	225.65	273.78	225.71	231.26	229.17
Total loans and leases before allowance	1.34	1.37	1.46	1.40	1.24
Accruing loans and leases delinquent more than 90 days:
Real estate mortgage loans:
One-to-four family	$21,549	$21,239	$18,056	$23,507	$25,643
Multifamily and commercial	—	—	396	—	—
Construction and land	—	—	—	—	—

Total real estate mortgage loans	21,549	21,239	18,452	23,507	25,643

Retail consumer	2,722	2,654	3,056	3,229	4,758
Automobile	2,771	2,680	2,254	3,579	3,621
Consumer finance	17,839	23,298	21,172	27,395	26,739
Leases	52	—	—	181	19
Corporate banking	522	311	117	471	1,536

Total accruing loans and leases delinquent more than 90 days	$45,455	$50,182	$45,051	$58,362	$62,316

Total underperforming assets	$251,166	$239,644	$251,086	$252,289	$246,224

Ratio of:
Underperforming assets to total assets	.59%	.55%	.57%	.58%	.59%
Underperforming assets to total loans, leases and real estate and other collateral owned	.89	.85	.98	1.01	.94

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER ONE FINANCIAL, INC

Date: January 20, 2004	By: /s/ Robert J. Vana

Robert J. Vana Senior Vice President, Chief Corporate Counsel and Corporate Secretary